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                                                                Exhibit 10(q)

                           Exhibit (10)(q)* to Report
                             on Form 10-K for Fiscal
                            Year Ended June 30, 2000
                         by Parker-Hannifin Corporation











       Parker-Hannifin Corporation Savings Restoration Plan, as restated.
























            *Numbered in accordance with Item 601 of Regulation S-K.

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                           PARKER-HANNIFIN CORPORATION

                            SAVINGS RESTORATION PLAN


          Parker-Hannifin Corporation, an Ohio corporation, (the "Company"), established this Savings Restoration Plan (the "Plan"), effective October 1, 1994, for the purpose of attracting high quality executives and promoting in its executives increased efficiency and an interest in the successful operation of the Company by restoring some of the deferral opportunities and employer-provided benefits that are lost under The Parker Retirement Savings Plan due to legislative limits. The benefits provided under the Plan shall be provided in consideration for services to be performed after the effective date of the Plan, but prior to the executive's retirement. The Plan is hereby amended and restated as of July 1, 1999, except as otherwise specifically set forth hereinafter.


                                    ARTICLE 1

                                   Definitions

          1.1 ADMINISTRATOR shall mean the Company or, if applicable, the committee appointed by the Board of Directors of the Company to administer the Plan pursuant to Article 13 of the Plan.

          1.2 ANNUAL DEFERRAL shall mean the amount of Compensation which the Participant elects to defer for a Plan Year pursuant to Articles 2 and 3 of the Plan.

          1.3 BENEFICIARY shall mean the person or persons or entity designated as such in accordance with Article 14 of the Plan.

          1.4 CHANGE IN CONTROL means the occurrence of one of the following events:

                  (i) any "person" (as such term is defined in Section 3(a)(9) of the Securities Exchange Act of 1934 (the "Exchange Act") and as used in Sections 13(d)(3) and 14(d)(2) of the Exchange Act) is or becomes a "beneficial owner" (as defined in Rule 13d-3 under the Exchange Act), directly or indirectly, of securities of the Company representing 20% or more of the combined voting power of the Company's then outstanding securities eligible to vote for the election of the Board of Directors of the Company (the "Board") (the "Company Voting Securities"); provided, however, that the event described in this paragraph shall not be deemed to be a Change in Control by virtue of any of the following situations: (A) an acquisition by the Company or any corporation or other entity in which the Company has a direct or indirect ownership interest of 50% or more of the total combined voting power of the then outstanding securities or interests of such corporation or other entity (a "Subsidiary"); (B) an acquisition by any employee benefit plan sponsored or maintained by the Company or any Subsidiary; (C) an

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acquisition by any underwriter temporarily holding securities pursuant to an offering of such securities; (D) a Non-Control Transaction (as defined in paragraph (iii)); (E) as pertains to a Participant, any acquisition by the Participant or any group of persons (within the meaning of Sections 13(d)(3) and 14(d)(2) of the Exchange Act) including the Participant (or any entity in which the Participant or a group of persons including the Participant, directly or indirectly, holds a majority of the voting power of such entity's outstanding voting interests); or (F) the acquisition of Company Voting Securities from the Company, if a majority of the Board approves a resolution providing expressly that the acquisition pursuant to this clause (F) does not constitute a Change in Control under this paragraph (i);

                  (ii) individuals who, at the beginning of any period of twenty-four (24) consecutive months, constitute the Board (the "Incumbent Board") cease for any reason to constitute at least a majority thereof; provided, that (A) any person becoming a director subsequent to the beginning of such twenty-four (24) month period, whose election, or nomination for election, by the Company's shareholders was approved by a vote of at least two-thirds of the directors comprising the Incumbent Board who are then on the Board (either by a specific vote or by approval of the proxy statement of the Company in which such person is named as a nominee for director, without objection to such nomination) shall be, for purposes of this paragraph (ii), considered as though such person were a member of the Incumbent Board; provided, however, that no individual initially elected or nominated as a director of the Company as a result of an actual or threatened election contest with respect to directors or any other actual or threatened solicitation of proxies or consents by or on behalf of any person other than the Board shall be deemed to be a member of the Incumbent Board;

                  (iii) the consummation of a merger, consolidation, share exchange or similar form of corporate reorganization of the Company or any Subsidiary that requires the approval of the Company's stockholders, whether for such transaction or the issuance of securities in connection with the transaction or otherwise (a "Business Combination"), unless (A) immediately following such Business Combination: (1) more than 50% of the total voting power of the corporation resulting from such Business Combination (the "Surviving Corporation") or, if applicable, the ultimate parent corporation which directly or indirectly has beneficial ownership of 100% of the voting securities eligible to elect directors of the Surviving Corporation (the "Parent Corporation"), is represented by Company Voting Securities that were outstanding immediately prior to the Business Combination (or, if applicable, shares into which such Company Voting Securities were converted pursuant to such Business Combination), and such voting power among the holders thereof is in substantially the same proportion as the voting power of such Company Voting Securities among the holders thereof immediately prior to the Business Combination, (2) no person (other than any employee benefit plan sponsored or maintained by the Surviving Corporation or the Parent Corporation) is or becomes the beneficial owner, directly or indirectly, of 20% or more of the total voting power of the outstanding voting securities eligible to elect directors of the Parent Corporation (or, if there is no Parent Corporation, the Surviving Corporation), and (3) at least a majority of

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the members of the board of directors of the Parent Corporation (or, if there is no Parent Corporation, the Surviving Corporation), following the Business Combination, were members of the Incumbent Board at the time of the Board's approval of the execution of the initial agreement providing for such Business Combination (a "Non-Control Transaction") or (B) the Business Combination is effected by means of the acquisition of Company Voting Securities from the Company, and a majority of the Board approves a resolution providing expressly that such Business Combination does not constitute a Change in Control under this paragraph (iii); or

                  (iv) the stockholders of the Company approve a plan of complete liquidation or dissolution of the Company or the sale or other disposition of all or substantially all of the assets of the Company and its Subsidiaries.

         Notwithstanding the foregoing, a Change in Control shall not be deemed to occur solely because any person acquires beneficial ownership of more than 20% of the Company Voting Securities as a result of the acquisition of Company Voting Securities by the Company which, by reducing the number of Company Voting Securities outstanding, increases the percentage of shares beneficially owned by such person; provided, that if a Change in Control would occur as a result of such an acquisition by the Company (if not for the operation of this sentence), and after the Company's acquisition such person becomes the beneficial owner of additional Company Voting Securities that increases the percentage of outstanding Company Voting Securities beneficially owned by such person, a Change in Control shall then occur.

         Notwithstanding anything in this Plan to the contrary, if the Participant's employment is terminated prior to a Change in Control, and the Participant reasonably demonstrates that such termination was at the request of a third party who has indicated an intention or taken steps reasonably calculated to effect a Change in Control (a "Third Party"), then for all purposes of this Plan, the date immediately prior to the date of such termination of employment shall be deemed to be the date of a Change in Control for such Participant.

          1.5 COMPENSATION shall mean the sum of the Participant's base salary and regular bonuses (including profit-sharing, RONA, and executive compensation, but excluding payments under any long term incentive plan, volume incentive plan, or other extraordinary bonus or incentive plan) for a Plan Year before reductions for deferrals under the Plan, or the Executive Deferral Plan, or the Savings Plan, or the Parker Select program. Compensation shall not include any amounts payable on account of Termination of Employment, whether paid periodically or in a lump sum.

          1.6 CREDITING RATE shall mean: (i) the amount described in Section
1.6.1 to the extent the Restoration Account balance represents either Annual Deferrals under Article 3 or earnings previously credited on such deferrals under Section 5.2; or (ii) the amount described in Section 1.6.2 to the extent the Restoration Account balance represents either Matching Credits under Article 4 or interest previously credited on such Matching

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Credits under Section 5.2:

          1.6.1 CREDITING RATE FOR ANNUAL DEFERRALS shall mean any notional gains or losses equal to those generated as if the Restoration Account balance attributable to Annual Deferrals under Article 3 had been invested in one or more of the investment portfolios designated as available by the Administrator, less separate account fees and less applicable administrative charges determined annually by the Administrator.

                  A Participant (or after his death, his Beneficiary) may elect to allocate his Restoration Account among the available portfolios. The gains or losses shall be credited based upon the daily unit values for the portfolio(s) selected by the Participant. The rules and procedures for allocating the Restoration Account balance among the portfolios shall be determined by the Administrator. The Participant's allocation is solely for the purpose of calculating the Crediting Rate. Notwithstanding the method of calculating the Crediting Rate, the Company shall be under no obligation to purchase any investments designated by the Participant.

          1.6.2 CREDITING RATE FOR MATCHING CREDITS shall mean any notional gains or losses equal to those generated as if the Restoration Account balance attributable to Matching Credits under Article 4 had been invested in the Common Stock of the Company, including reinvestment of dividends. The rules and procedures for determining the value of the Common Stock of the Company shall be determined by the Administrator. The rules and procedures for re-allocating the Restoration Account balance attributable to the Matching Credits among the other portfolios offered under the Plan shall be determined by the Administrator.

          1.7 DISABILITY shall mean any long term disability as defined under the Company's long term disability plan. The Administrator, in its complete and sole discretion, shall determine a Participant's Disability. The Administrator may require that the Participant submit to an examination on an annual basis, at the expense of the Company, by a competent physician or medical clinic selected by the Administrator to confirm Disability. On the basis of such medical evidence, the determination of the Administrator as to whether or not a condition of Disability exists or continues shall be conclusive.

          1.8 EARLY RETIREMENT DATE shall mean age 55 with ten or more years of employment with the Company.

          1.9 ELIGIBLE EXECUTIVE shall mean a key employee of the Company or any of its subsidiaries who: (i) is designated by the Administrator as eligible to participate in the Plan (subject to the restriction in Sections 10.2, 11.2 and 12.2 of the Plan); and (ii) qualifies as a member of the "select group of management or highly compensated employees" under ERISA.

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          1.10 ERISA shall mean the Employee Retirement Income Security Act of
1974, as amended.

          1.11 EXECUTIVE DEFERRAL PLAN shall mean the Parker-Hannifin Corporation Executive Deferral Plan as it currently exists and as it may subsequently be amended.

          1.12 FINANCIAL HARDSHIP shall mean an unexpected need for cash arising from an illness, casualty loss, sudden financial reversal, or other such unforeseeable occurrence as determined by the Administrator. Cash needs arising from foreseeable events such as the purchase of a residence or education expenses for children shall not, alone, be considered a Financial Hardship.

          1.13 MATCHING CREDIT shall mean the Company's credit to the Participant's Restoration Account under Article 4.

          1.14 NORMAL RETIREMENT DATE shall mean the date on which a Participant attains age 65.

          1.15 PARTICIPANT shall mean an Eligible Executive who has elected to participate and has completed a Participation Agreement pursuant to Article 2 of the Plan.

          1.16 PARTICIPATION AGREEMENT shall mean the Participant's written election to participate in the Plan.

          1.17  PLAN YEAR shall mean the calendar year.

          1.18 RESTORATION ACCOUNT shall mean the notional account established for record-keeping purposes for a Participant pursuant to Article 5 of the Plan.

          1.19 RETIREMENT shall mean a termination of employment following Normal or Early Retirement Date.

          1.20 SAVINGS PLAN shall mean the Parker Retirement Savings Plan, formerly known as The Parker-Hannifin Employees' Savings Plus Stock Ownership Plan, as it currently exists and as it may subsequently be amended.

          1.21 TERMINATION OF EMPLOYMENT shall mean the Participant's employment with the Company ceases for any reason whatsoever, whether voluntary or involuntary, other than Retirement or death.

          1.22 UNSCHEDULED WITHDRAWAL shall mean a distribution of all or a portion of the entire amount credited to the Participant's Restoration Account requested by the Participant pursuant to the provisions of Article 11 of the Plan.

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          1.23 VALUATION DATE shall mean each day on which the New York Stock
Exchange is open, except that for purposes of determining the value of a distribution under Articles 6, 7, 8, 9 or 15, it shall mean the 24th day of each month (or the most recent business day preceding such date) immediately preceding the month in which a distribution is to be made.

                                    ARTICLE 2

                                  PARTICIPATION

          2.1 PARTICIPATION AGREEMENT / ANNUAL DEFERRAL. An Eligible Executive shall become a Participant in the Plan on the first day of the Plan Year coincident with or next following the date the individual becomes an Eligible Executive, provided such Eligible Executive has submitted to the Administrator a Participation Agreement. To be effective, the Eligible Executive must submit the Participation Agreement to the Administrator during the enrollment period designated by the Administrator. In the Participation Agreement, and subject to the restrictions in Article 3, the Eligible Executive shall designate the Annual Deferral for the covered Plan Year.

          2.2 CONTINUATION OF PARTICIPATION. An Eligible Executive who has elected to participate in the Plan by making an Annual Deferral shall continue as a Participant in the Plan for purposes of such Annual Deferral even though such executive ceases to be an Eligible Executive. However, a Participant shall not be eligible to elect a new Annual Deferral unless the Participant is an Eligible Executive for the Plan Year for which the election is made.


                                    ARTICLE 3

                               EXECUTIVE DEFERRALS

          3.1 DEFERRAL ELECTION. A Participant may elect an Annual Deferral under this Plan to defer all or a portion of the Compensation that he or she cannot defer under the Savings Plan due to the Statutory Limit. Such election shall designate a specified percentage of Compensation to be deferred. Annual Deferrals under this Plan shall be irrevocable.

          3.2 MAXIMUM ANNUAL DEFERRAL. The Annual Deferral for a Plan Year shall be determined as:

                  (i) For a Participant who is not eligible to participate in the Executive Deferral Plan, any whole percentage between 1 and 9% of Compensation up to $15,000.

                  (ii) For a Participant who is eligible to participate in the Executive Deferral Plan, any whole percentage between 1 and 5% of Compensation up to $7,600.

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          3.3 VESTING. The Participant's right to receive Compensation deferred
(and gains or losses thereon) under this Article 3 shall be 100% vested at all times.


                                    ARTICLE 4

                            COMPANY MATCHING CREDITS

          4.1 AMOUNT. The Company's Matching Credit in each Plan Year shall equal one hundred percent (100%) of the first three percent (3%) of Compensation deferred and twenty-five percent (25%) of the next two (2%) of Compensation deferred, reduced by the maximum matching contributions that would have been credited to the Participant's account under the Savings Plan if he had elected to make the maximum permitted deferral to the Savings Plan, whether or not he actually does so. Notwithstanding the foregoing, the maximum Matching Credit allocated to any Participant's Restoration Account in a Plan Year shall be $15,000, less the maximum matching contributions that would have been credited to the Participant's account under the Savings Plan if he had elected to make the maximum permitted deferral to the Savings Plan.

          4.2 VESTING. Subject to Section 12.4, the Participant's right to receive Matching Credits (and gains or losses thereon) credited to the Participant's Restoration Account shall be one hundred percent (100%) vested.


                                    ARTICLE 5

                              RESTORATION ACCOUNTS

          5.1 RESTORATION ACCOUNTS. Solely for record keeping purposes, the Company shall maintain a Restoration Account for each Participant.

          5.2  THE TIMING OF CREDITS.

                  (i) Annual Deferrals made under Article 3 shall be credited to the Restoration Account on the same day the deferrals would otherwise have been paid to the Participant but for the deferral election;

                  (ii) Matching Credits under Article 4 shall be credited to the Restoration Account as of the day the corresponding Annual Deferrals are credited to the Restoration Account; and

                  (iii) gains or losses shall be credited to the Restoration Account as of the close of business on each Valuation Date, based on the Crediting Rate in effect for the day under Section 1.6.

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          5.3 TERMINATIONS. Following a Participant's Termination of Employment,
Retirement or death, gains or losses shall continue to be credited to the Restoration Account through the final Valuation Date.

          5.4 STATEMENT OF ACCOUNTS. The Administrator shall provide periodically to each Participant a statement setting forth the balance of the Restoration Account maintained for such Participant.

                                    ARTICLE 6

                               RETIREMENT BENEFITS

          6.1 AMOUNT. Upon Retirement, the Company shall pay to the Participant the value of his Restoration Account at the time and in the manner selected by the Participant pursuant to the rules set forth in Sections 6.2 and 6.3.

          6.2 FORM OF RETIREMENT BENEFITS. The retirement benefit shall be paid monthly over a period of fifteen (15) years or the number of whole years required to result in a monthly benefit of at least one thousand dollars ($1,000), if less; provided, however, that the Participant may elect to have payment made in one of the following options:

                  (i) a single lump sum payment in cash;

                  (ii) monthly installments over 5, 10 or 15 years; provided, that if a monthly benefit is less than $1,000, the Administrator may shorten the payout period in whole year increments to assure that each monthly payment is at least $1,000; or

                  (iii) Effective as of January 1, 2000, an annual lump sum amount payable as of January 1 of each year equal to a specified whole number percentage (1-8%) of the account balance as of the Valuation Date preceding each such annual payment, plus monthly installments of the remaining balance of the account over 5, 10 or 15 years; provided, that if a monthly benefit is less than $1,000, the Administrator may shorten the payout period in whole year increments to assure that each monthly payment is at least $1,000.

          Payments shall be made or shall begin as of the first day of the month no later than the date sixty (60) days after the Participant's Retirement, unless the Participant has elected to have payments begin as of January l of a later year. However, in no event shall payments commence later than the January 1 occurring five (5) years after Retirement or, if earlier, the date the Participant attains age seventy (70). Notwithstanding the foregoing, the Company may postpone all or a portion of any scheduled payment until the next fiscal year to avoid loss of the corporate tax deduction under Internal Revenue Code
Section 162(m). Except as provided in Article 7, 10, 11 or 15, the Participant may change the election of the form of payment at any time, except that if the election is not filed at least

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thirteen (13) months prior to the Participant's Retirement (on and after January
1, 2000, scheduled date of commencement), the election shall be ineffective unless the Participant agrees to take a ten percent (10%) reduction in the value of the Restoration Account.

          6.3 SMALL BENEFIT EXCEPTION. Notwithstanding any of the foregoing, if the sum of all benefits payable to the Participant is less than or equal to ten thousand dollars ($10,000), the Company shall pay such benefits in a single lump sum.

                                    ARTICLE 7

                              TERMINATION BENEFITS

          7.1 AMOUNT. As of the first day of the month beginning no later than sixty (60) days after Termination of Employment, the Company shall pay to the Participant a termination benefit equal to the balance of the Restoration Account as of the Valuation Date.

          7.2 FORM OF TERMINATION BENEFITS. The Company shall pay the termination benefits in a single lump sum; provided, however, that except following a Change in Control the Company may, in its sole discretion, elect to pay the termination benefits over a period of three (3) years in monthly installments, in which event the Restoration Account shall continue to be credited with gains or losses based on the Crediting Rate(s) elected by the Participant from time to time.


                                    ARTICLE 8

                                SURVIVOR BENEFITS

          8.1 PRE-COMMENCEMENT SURVIVOR BENEFIT. If the Participant dies prior to the commencement of installment payments, the Company shall pay the balance of the Restoration Account to the Participant's Beneficiary in one of the following forms, based on the Participant's election:

                  (i)      a single lump sum payment in cash;

                  (ii) monthly installments over 5, 10 or 15 years; provided, that if a monthly benefit is less than $1,000, the Administrator may shorten the payout period in whole year increments to assure that each monthly payment is at least $1,000; or

                  (iii) an annual lump sum amount equal to a specified percentage (1-8%) of the account balance as of the Valuation Date preceding each such annual payment, plus monthly installments of the remaining balance of the account over 5, 10 or 15 years; provided, that if a monthly benefit is less than $1,000, the Administrator may shorten the payout period in whole year increments to assure that each monthly payment is at least


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 $1,000.

          Payments shall be made or shall begin as of the first day of the month no later than the date sixty (60) days after the Participant's death unless the Participant has elected to have payments begin as of January l of a later year. However, in no event shall payments commence later than the January 1 occurring five (5) years after death or, if earlier, the date the Participant would have attained age seventy (70). Except as provided in Article 7, 10, 11 or 15, the Participant (or after his death, his Beneficiary) may change the election of the form of payment at any time, except that if the election is not filed at least thirteen (13) months prior to the Participant's death, the election shall be ineffective unless the Beneficiary agrees to take a ten percent (10%) reduction in the value of the Restoration Account.

          8.2 POST-COMMENCEMENT SURVIVOR BENEFIT. If the Participant dies after the time installment payments have commenced, the Company shall pay the remaining balance of the Restoration Account to the Participant's Beneficiary in accordance with the following rules, based on the Participant's election:

                  (i) continue in the form in effect before the Participant's death; or

                  (ii) a single lump sum in cash to be paid the first of the month no later than the date 60 days after the Participant's death.

         8.3 SMALL BENEFIT PAYMENT. Notwithstanding any of the foregoing, in the event the sum of all benefits payable to the Beneficiary is less than or equal to ten thousand dollars ($10,000), the Company shall pay such benefits in a single lump sum.


                                    ARTICLE 9

                                   DISABILITY

         If a Participant suffers a Disability, the Company shall pay the benefit described in Article 6 to the Participant as if the date of the Participant's Termination of Employment for Disability were the Participant's Normal Retirement Date.


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                                   ARTICLE 10

                                CHANGE IN CONTROL

         10.1 ELECTION. At the time the Participant is completing his initial Participation Agreement, the Participant may elect that, if a Change in Control occurs, the Participant (or after the Participant's death the Participant's Beneficiary) shall receive a lump sum payment of the balance of the Restoration Account within thirty (30) days after the Change of Control. Such balance shall be determined as of the end of the month sixty (60) days prior to the month in which the Change in Control occurs.

         10.2 BENEFIT REDUCTION ON WITHDRAWAL. If a Participant has not made the election described in Section 10.1 above and, within thirty (30) days after a Change of Control, the Participant (or Beneficiary) elects to receive a distribution of the balance of the Restoration Account (determined as described in Section 10.1), the lump sum payment shall be reduced by an amount equal to five percent (5%) of the total balance of the Restoration Account (instead of the ten percent (10%) reduction otherwise provided for in Section 11.2). If a Participant elects such a withdrawal, any on-going Annual Deferral shall cease, and the Participant may not make any further Annual Deferrals until one entire Plan Year following the Plan Year in which such withdrawal was made has elapsed.

                                   ARTICLE 11

                                   WITHDRAWALS

         11.1 ELECTION. A Participant (or Beneficiary if the Participant is deceased) may request an Unscheduled Withdrawal of all or a portion of the entire amount credited to the Participant's Restoration Account as of the Valuation Date on which the written request is received by the Administrator, which shall be paid in a single lump sum as soon as practicable following receipt of the request; provided, however, that (i) the minimum withdrawal shall be twenty-five percent (25%) of the Restoration Account balance, and (ii) an election to withdraw seventy-five percent (75%) or more of the balance shall be deemed to be an election to withdraw the entire balance.

         11.2 WITHDRAWAL PENALTY. There shall be a penalty deducted from the Restoration Account prior to an Unscheduled Withdrawal equal to ten percent (10%) of the Unscheduled Withdrawal. If a Participant elects such a withdrawal, any on-going Annual Deferral shall cease, and the Participant may not make further Annual Deferrals until one entire Plan Year following the Plan Year in which such withdrawal was made has elapsed.

         11.3 FINANCIAL HARDSHIP DISTRIBUTION. Upon a finding that the Participant or the Beneficiary has suffered a Financial Hardship, the Administrator may in its sole discretion permit the Participant to cease any on-going deferrals and accelerate

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distributions of benefits under the Plan in the amount reasonably necessary to alleviate such Financial Hardship. If a distribution is made to a Participant on account of Financial Hardship, the Participant may not make further Annual Deferrals under the Plan until one entire Plan Year following the Plan Year in which a distribution based on Financial Hardship was made has elapsed; however, there shall be no withdrawal penalty assessed.

         11.4 SMALL BENEFIT EXCEPTION. Notwithstanding any of the foregoing, if the sum of all benefits payable to the Participant or Beneficiary who has requested the Unscheduled Withdrawal or Financial Hardship withdrawal is less than or equal to ten thousand dollars ($10,000), the Company shall pay out the entire Restoration Account balance (reduced by the ten percent (10%) penalty, if applicable) in a single lump sum.

         11.5 LIMIT ON WITHDRAWALS. Notwithstanding any of the foregoing, no Participant in a position described in Section 162(m) of the Internal Revenue Code (or who the Company reasonably believes will be in such a position) shall be permitted to take any distribution from the Plan in any year in which he is in or is believed to be in such a position.

                                   ARTICLE 12

                         CONDITIONS RELATED TO BENEFITS

         12.1 NONASSIGNABILITY. The benefits provided under the Plan may not be alienated, assigned, transferred, pledged or hypothecated by or to any person or entity, at any time or any manner whatsoever. These benefits shall be exempt from the claims of creditors of any Participant or other claimants and from all orders, decrees, levies, garnishment or executions against any Participant to the fullest extent allowed by law.

         12.2 NO RIGHT TO COMPANY ASSETS. The benefits paid under the Plan shall be paid from the general funds of the Company, and the Participant and any Beneficiary shall be no more than unsecured general creditors of the Company with no special or prior right to any assets of the Company for payment of any obligations hereunder.

         12.3 PROTECTIVE PROVISIONS. The Participant shall cooperate with the Company by furnishing any and all information requested by the Administrator, in order to facilitate the payment of benefits hereunder, taking such physical examinations as the Administrator may deem necessary and taking such other actions as may be requested by the Administrator. If the Participant refuses to cooperate, the Company shall have no further obligation to the Participant under the Plan. If the Participant makes any material misstatement of information or nondisclosure of medical history, then no benefits shall be payable to the Participant or the Participant's Beneficiary or estate under the Plan beyond the sum of the Participant's Annual Deferrals.

         12.4 WITHHOLDING. The Participant or the Beneficiary shall make appropriate arrangements with the Company for satisfaction of any federal, state or local income tax

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withholding requirements and Social Security or other employee tax requirements applicable to the payment of benefits under the Plan. If no other arrangements are made, the Company may provide, at its discretion, for such withholding and tax payments as may be required.


                                   ARTICLE 13

                             ADMINISTRATION OF PLAN

         The Company shall administer the Plan, provided, however, that the Company may elect to appoint a committee of three (3) or more individuals to administer the Plan. All references to the Administrator herein shall refer to the Company or, if such committee has been appointed, the committee.

         The Administrator shall administer the Plan and shall have discretionary authority to interpret, construe and apply its provisions in accordance with its terms. The Administrator shall further establish, adopt or revise such rules and regulations as it may deem necessary or advisable for the administration of the Plan. All decisions of the Administrator shall be final and binding. The individuals serving on the committee shall, except as prohibited by law, be indemnified and held harmless by the Company from any and all liabilities, costs, and expenses (including legal fees), to the extent not covered by liability insurance arising out of any action taken by any member of the committee with respect to the Plan, unless such liability arises from the individual's own gross negligence or willful misconduct.


                                   ARTICLE 14

                             BENEFICIARY DESIGNATION

         The Participant shall have the right, at any time, to designate any person or persons as Beneficiary (both primary and contingent) to whom payment under the Plan shall be made in the event of the Participant's death. The Beneficiary designation shall be effective when it is submitted in writing to the Administrator during the Participant's lifetime on a form prescribed by the Administrator.

          The submission of a new Beneficiary designation shall cancel all prior Beneficiary designations. Any finalized divorce or marriage of a Participant subsequent to the date of a Beneficiary designation shall revoke such designation, unless in the case of divorce the previous spouse was not designated as Beneficiary and unless in the case of marriage the Participant's new spouse has previously been designated as Beneficiary. The spouse of a married Participant shall consent to any designation of a Beneficiary other than the spouse, and the spouse's consent shall be witnessed by a notary public.

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

          If a Participant fails to designate a Beneficiary as provided above, or if the Beneficiary designation is revoked by marriage, divorce, or otherwise without execution of a new designation, or if every person designated as Beneficiary predeceases the Participant or dies prior to complete distribution of the Participant's benefits, then the Administrator shall direct the distribution of such benefits to the Participant's estate.


                                   ARTICLE 15

                        AMENDMENT AND TERMINATION OF PLAN

         15.1 AMENDMENT OF PLAN. Except as provided in Section 15.3, the Company may at any time amend the Plan in whole or in part, provided, however, that such amendment: (i) shall not decrease the balance of the Participant's Restoration Account at the time of such amendment; and (ii) shall not retroactively decrease the applicable Crediting Rate of the Plan prior to the time of such amendment. The Company may amend the Crediting Rate or Fixed Crediting Rate of the Plan prospectively, in which case the Company shall notify the Participant of such amendment in writing within thirty (30) days after such amendment.

         15.2 TERMINATION OF PLAN. Except as provided in Section 15.3, the Company may at any time terminate the Plan. If the Company terminates the Plan, the date of such termination shall be treated as the date of Retirement or Termination of Employment for the purpose of calculating Plan benefits, and the Company shall pay to the Participant the benefits the Participant is entitled to receive under the Plan in monthly installments over a thirty-six (36) month period. Interest at an annualized rate equal to 90% of the Ten-Year United States Treasury Note rate as of January 1 of the year in which the Plan is terminated will be credited to the Participant's Restoration Account commencing as of the date of the Plan's termination and continuing until distribution under this Section is completed.

         15.3 AMENDMENT OR TERMINATION AFTER CHANGE IN CONTROL. Notwithstanding the foregoing, the Company shall not amend or terminate the Plan without the prior written consent of affected Participants for a period of two calendar years following a Change in Control and shall not thereafter amend or terminate the Plan in any manner which affects any Participant (or Beneficiary of a deceased Participant) who commences receiving payment of benefits under the Plan prior to the end of such two year period following a Change in Control.

         15.4 COMPANY ACTION. Except as provided in Section 15.3 or 15.5, the Company's power to amend or terminate the Plan shall be exercisable by the Company's Board of Directors or by the committee or individual authorized by the Company's Board of Directors to exercise such powers.

         15.5 CONSTRUCTIVE RECEIPT TERMINATION. In the event the Administrator determines that amounts deferred under the Plan have been constructively received by Participants and must be recognized as income for federal income tax purposes, the Plan shall terminate and distributions shall be made to Participants in accordance with the Provisions of Section 15.2 or as may be determined by the Administrator. The determination of the Administrator under this Section 15.5 shall be binding and conclusive.

                                   ARTICLE 16

                                  MISCELLANEOUS

          16.1 SUCCESSORS OF THE COMPANY. The rights and obligations of the Company under the Plan shall inure to the benefit of, and shall be binding upon, the successors and assigns of the Company.

          16.2 ERISA PLAN. The Plan is intended to be an unfunded plan maintained primarily to provide deferred compensation benefits for "a select group of management or highly compensated employees" within the meaning of Sections 201, 301 and 401 of ERISA and therefore to be exempt from Parts 2, 3 and 4 of Title I of ERISA.

         16.3 TRUST. The Company shall be responsible for the payment of all benefits under the Plan. At its discretion, the Company may establish one or more grantor trusts for the purpose of providing for payment of benefits under the Plan. Such trust or trusts may be irrevocable, but the assets thereof shall be subject to the claims of the Company's creditors. Benefits paid to the Participant from any such trust shall be considered paid by the Company for purposes of meeting the obligations of the Company under the Plan.

         16.4 EMPLOYMENT NOT GUARANTEED. Nothing contained in the Plan nor any action taken hereunder shall be construed as a contract of employment or as giving any Participant any right to continued employment with the Company.

         16.5 GENDER, SINGULAR AND PLURAL. All pronouns and variations thereof shall be deemed to refer to the masculine, feminine, or neuter, as the identity of the person or persons may require. As the context may require, the singular may be read as the plural and the plural as the singular.

         16.6 CAPTIONS. The captions of the articles and sections of the Plan are for convenience only and shall not control or affect the meaning or construction of any of its provisions.

         16.7 VALIDITY. If any provision of the Plan is held invalid, void or unenforceable, the same shall not affect, in any respect whatsoever, the validity of any other provisions of the Plan.

         16.8 WAIVER OF BREACH. The waiver by the Company of any breach of any provision of the Plan by the Participant shall not operate or be construed as a waiver of any subsequent breach by the Participant.

         16.9 APPLICABLE LAW. The Plan shall be governed and construed in accordance with the laws of Ohio except where the laws of Ohio are preempted by ERISA.

          16.10 NOTICE. Any notice or filing required or permitted to be given to the Company under the Plan shall be sufficient if in writing and hand-delivered, or sent by first class mail, facsimile, or electronic mail to the principal office of the Company, directed to the attention of the Administrator. Such notice shall be deemed given as of the date of delivery, or, if delivery is made by mail, as of the date shown on the postmark.


                                   ARTICLE 17

                          CLAIMS AND REVIEW PROCEDURES

         17.1 CLAIMS PROCEDURE. The Company shall notify a Participant in writing, within ninety (90) days after his or her written application for benefits, of his or her eligibility or noneligibility for benefits under the Plan. If the Company determines that a Participant is not eligible for benefits or full benefits, the notice shall set forth: (i) the specific reasons for such denial; (ii) a specific reference to the provisions of the Plan on which the denial is based; (iii) a description of any additional information or material necessary for the claimant to perfect his or her claim, and a description of why it is needed; and (iv) an explanation of the Plan's claims review procedure and other appropriate information as to the steps to be taken if the Participant wishes to have the claim reviewed. If the Company determines that there are special circumstances requiring additional time to make a decision, the Company shall notify the Participant of the special circumstances and the date by which a decision is expected to be made, and may extend the time for up to an additional ninety-day period.

         17.2 REVIEW PROCEDURE. If a Participant is determined by the Company not to be eligible for benefits, or if the Participant believes that he or she is entitled to greater or different benefits, the Participant shall have the opportunity to have such claim reviewed by the Company by filing a petition for review with the Company within sixty (60) days after receipt of the notice issued by the Company. Said petition shall state the specific reasons which the Participant believes entitle him or her to benefits or to greater or different benefits. Within sixty (60) days after receipt by the Company of the petition, the Company shall afford the Participant (and counsel, if any) an opportunity to present his or her position to the Company orally or in writing, and the Participant (or counsel) shall have the right to review the pertinent documents. The Company shall notify the Participant of its decision in writing within the sixty-day period, stating specifically the basis of its decision, written in a manner calculated to be understood by the Participant and the specific provisions of the Plan on which the decision is based. If, because of the need for a hearing, the sixty-day period is not sufficient, the decision may be deferred for up to another sixty-day period at the election of the Company, but notice of this deferral shall be given to the Participant. In the event of the death of the Participant, the same procedures shall apply to the Participant's beneficiaries.





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